EXHIBIT 5.1

HALE LANE LETTERHEAD

March 7, 2005

US Dataworks, Inc.
5301 Hollister Road, Suite 250
Houston, Texas 77040

      Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      We are acting as special Nevada counsel for US Dataworks, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 (the “Act”) of 768,199 shares of Common Stock, par value $.0001 per share (the “Common Stock”) of the Company, all of which are or will be issuable upon conversion of a convertible debenture and which are to be offered and sold by a stockholder of the Company (the “Selling Stockholder”). (Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”)

      We have reviewed and are familiar with (a) the Company’s Articles of Incorporation and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

      Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholder, when issued in accordance with the conversion provisions of the convertible debenture under which they are or will be issuable, will be have been duly authorized and legally issued by the Company and fully paid and nonassessable. This opinion is limited to matters governed by the general corporation law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely, Hale Lane Peek Dennison and Howard Professional Corporation
/s/ Hale Lane

Hale Lane Peek Dennison and Howard

LAS VEGAS OFFICE: 2300 West Sahara Avenue | Eighth Floor | Box 8 | Las Vegas, Nevada 89102 |Phone (702) 222-2500 | Fax (702) 365-6940
CARSON CITY OFFICE: 777 East William Street | Suite 200 | Carson City, Nevada 89701 | Phone (775) 684-6000 | Fax (775) 684-6001